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                                                                    EXHIBIT 10-B

                                LICENSE AGREEMENT

         This is an Agreement, entered into as of December 1, 1995 (the "Effective Date"), between and among Zila, Inc., a Delaware corporation, and Zila Pharmaceuticals, Inc., a Nevada corporation, each with its principal place of business at 5227 North 7th Street, Phoenix, Arizona 85014, U.S.A. (collectively, "Zila"), and The Procter & Gamble Company Inc., an Ohio corporation, with its principal place of business at One Procter & Gamble Plaza, Cincinnati, Ohio 45201 ("P&G" or "Licensee").

         Zila is the owner of or has acquired rights in and to certain patents and trademarks;

         Licensee wishes to obtain from Zila, and Zila is willing to grant to Licensee, a license under such patents and trademarks on the terms and conditions of this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein, it is hereby agreed by and between the parties as follows:

         1. Definitions. As used herein the following terms have the following meanings:

                  1.1 "AFFILIATE" means any wholly-owned (directly or indirectly) subsidiary or branch of Licensee which conducts business within the Territory and which makes, has made, uses or sells Licensed Products. The term "Licensee" shall be deemed to include all such Affiliates.

                  1.2 "ASSETS" means the Licensed Patents, Know-how, Licensed Marks and Product Registrations.

                  1.3 "COMMENCEMENT OF SALE" means, with respect to any country in the Territory, the date of the first commercial sale, as evidenced by an invoice, of the Licensed Product by Licensee in such country following the Regulatory Approval Date; provided, however, that in no event shall the Commencement of Sale in any country be later than one hundred twenty (120) days after the Regulatory Approval Date in such country.

                  1.4 "COMPETITIVE PRODUCT" means any commercially available and government approved oral cancer detection and screening system using a stain rinse with toluidine blue dye. As used in the preceding sentence and Section 5.5.2, "commercially available" in any country shall mean that such product has at least two (2) of the following characteristics: such product is (i) advertised, marketed or promoted in such country, (ii) found in more than twenty
(20) dental offices in such country or (iii) reimbursed by any third party health or insurance plans (including government plans) in such country, with Licensee having the responsibility to provide Zila with written notice of any such product being "commercially available" containing credible evidence of same which may include copies of advertisements, price lists, promotional materials, or written reports from Licensee's employees calling on dentists. As used in the first sentence of this Section 1.4, "government approved" means that such product may be sold pursuant to applicable national or international law, regulation, practice, treaty, judicial ruling or directive.

                  1.5 "CONTRACT(S)" means any agreement, contract, license, commitment, understanding or similar relationship which relates to the Assets.

                  1.6 "FDA" means the United States Food and Drug
Administration.

                  1.7 "IMPROVEMENT(S)" means any and all ideas, inventions, Know-how, concepts, and reductions to practice thereof, relating to possible additions, changes or developments relating to the Licensed Products, including the manufacturing, testing, safety, efficacy, indications and use thereof for any and all indications/uses.

                  1.8 "KNOW-HOW" means information, material, documents, data, and specifications respecting the making, using, marketing and regulatory approval of the Licensed Products, as comprehensively listed in Schedule 1.8 attached hereto and any future changes, developments and Improvements thereof.

                  1.9 "LIABILITY" or "LIABILITIES" means any liability, indebtedness, claim, loss, obligation or responsibility, fixed or unfixed, secured or unsecured, absolute, contingent or otherwise.


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                  1.10 "LICENSED MARKS" means those trademarks and associated trade dress specified in Schedule 1.10 to this Agreement as may be amended from time to time by agreement of the parties which includes all registrations of pending applications for, all common law rights in and goodwill represented by, the name ORASCREEN in each country within the Territory and each country which may be added to the Territory as provided for in this Agreement.

                  1.11 "LICENSED PATENTS" means each patent and patent application identified in Schedule 1.11 of this Agreement, including continuations, divisions and re-examinations and reissues thereof, international and foreign applications corresponding thereto or derived therefrom, each patent issuing upon a patent application referred to above and all other patent applications and patents owned or controlled by Zila which would be infringed by the manufacture, sale or use of the Licensed Products in the Territory.

                  1.12 "LICENSED PRODUCTS" means oral cancer detection and screening systems using a liquid stain or stain rinse covered by or the use or manufacture of which is covered by the Licensed Patents and/or the Know-how provided by Zila to Licensee hereunder. The ingredients, formula, test methods and specifications for the Licensed Products to be adhered to in the manufacture of same to comply with the Product Registrations are set forth in Schedule 1.12 attached hereto.

                  1.13 "LIEN" means any mortgage, lien, pledge, charge, lease, security interest, license, claim, restriction, encumbrance, limitation, marital interest or any other defect of title of any kind in respect to the Assets.

                  1.14 "NET SALES" means the invoice price to customers of Licensee for sales of Licensed Products in the ordinary course of business, as recorded in Licensee's audited financial statements in accordance with GAAP, less deductions from such invoice price for: (1) refunds actually allowed or taken for rejected or returned Licensed Products, (2) excise, use, value added and sales taxes, to the extent included in the amounts invoiced, (3) customs, duties and other imposts, to the extent included in the amounts invoiced, (4) quantity discounts actually allowed or taken, (5) off- invoice allowances, actually allowed or taken, (6) credits on account of retroactive price reductions, actually allowed or taken, (7) promotional dollars which effectively reduce the price paid by Licensee's customers for the Licensed Products, (8) cost of insurance, billed to and paid by the customer, (9) cost of transportation, billed to and paid by the customer, and (10) rebates required by government rule, regulation, program or fiat, to the extent that any such rebates may be paid or allowed by Licensee. In determining the Net Sales in each country, on a country-bycountry basis, the local currency shall be converted to U.S. dollars quarterly, as of the last day of each calendar quarter, based on applicable currency conversion rates then in effect as reported by Chemical Bank, and in a manner consistent with Licensee's audited financial statements and GAAP; accordingly, the Net Sales figures set forth in Section 5.5 and Minimum Royalties are stated in U.S. dollars. Licensed Products shall be deemed to be sold when shipped. For purposes of this definition: (i) Net Sales shall not be imputed, nor deductions made, for samples, free goods or other marketing programs pursuant to which Licensee dispenses Licensed Products without charge in order to induce sales; and (ii) Zila will not be entitled to any compensation on Licensee's sales to Affiliates.

                  1.15 "PAPER NDA" means a New Drug Application (NDA) submitted under section 505 (b) (2) of the Federal Food Drug and Cosmetic Act (21 U.S.C. ss. 355 (b) (2)), the efficacy section of which does not rely upon any clinical studies in which Zila was the listed sponsor of the study pursuant to an Investigational New Drug (IND) exemption. This term is being used for convenience in drafting. The NDA contemplated by the parties, in addition to relying upon relevant published literature, may contain unpublished non-clinical toxicology data, unpublished manuscripts (scheduled for publication in the near future) of clinical trials in which Zila provided partial funding and may subsequently obtain ownership and/or exclusive rights of access, details of investigator records regarding clinical trials even though such details are not intended to be published, and other data (except for clinical data explicitly sponsored by Zila pursuant to an IND) that would not meet a narrow definition of a paper NDA as it might be defined for other purposes.

                  1.16 "PRODUCT REGISTRATIONS" means the applications for regulatory approval and the approvals for the same, allowing the marketing and sale of the Licensed Products within the countries in the Territory.

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                  1.17 "REGULATORY APPROVAL DATE" in a country shall mean the date sixty (60) days after the date of receipt by Licensee of documentary proof that Zila has received the required regulatory approval authorizing the marketing and sale of a Licensed Product in that country by Licensee.

                  1.18 "TERRITORY" shall initially mean those countries listed in Schedule 1.18 hereto. Pursuant to a License Agreement dated March 27, 1995 between Zila and Block Drug, Inc. ("Block"), Zila has granted Block an option (the "Block Option") to take an exclusive license for the following countries:
Germany, France, Spain, Italy, Belgium/Luxembourg, Holland and Sweden (the "Western European Countries"). If the Block Option is terminated, the Western European Countries shall be included within the Territory upon payment by Licensee to Zila of the license fee provided in Section 5.4 hereof. Although Canada is not included in the Territory, Zila agrees that it will not enter into any license of the Licensed Patents and Know-how with any third party to make, use or sell Licensed Products in Canada prior to January 1, 1997, unless such license is terminable by Zila upon not less than ninety (90) days' notice by Zila to the licensee thereunder.

                  1.19 "YEAR" shall mean for any country each successive twelve
(12) month period with the first such period ending twelve (12) months after the first day of the calendar month during which Minimum Royalties in such country commence pursuant to Section 5.5.3.

         2.       License Grant.

                  2.1 Subject to the terms and conditions of this Agreement, Zila grants to Licensee a sole and exclusive license (even as to Zila) under the Licensed Patents and Know-how to make, have made, use and sell the Licensed Products within the Territory.

                  2.2 Licensee shall not sell the Licensed Products outside of the Territory or knowingly sell the Licensed Products to others for resale outside of the Territory.

                  2.3 Licensee may sublicense the rights obtained under this Agreement to a third party for purposes of manufacturing and/or packaging, in whole or in part, the Licensed Products only for sale by Licensee in the Territory; provided however, that Licensee shall remain primarily liable to Zila.

                  2.4 Subject to the terms and conditions of this Agreement, Zila grants to Licensee a sole and exclusive license (even as to Zila) to use the Licensed Marks in connection with Licensed Products sold within the Territory pursuant to this Agreement.

                  2.5 Licensee shall have the right to use marks other than Licensed Marks in connection with Licensed Products.

                  2.6 Licensee shall use commercially reasonable efforts to promote the Licensed Products in the Territory, consistent with Licensee's commercially reasonable business judgment.

                  2.7 Licensee shall be fully responsible for and obligated to Zila to ensure the performance of this Agreement in all respects by Affiliates of Licensee.

         3.       Use of the Licensed Marks.

                  3.1 Licensee acknowledges that Zila is the exclusive owner of the Licensed Marks, and that all of its uses of the Licensed Marks shall inure to the benefit of Zila. Licensee agrees not to do anything or cause anything to be done, which contests, impairs, or tends to contest or impair any of Zila's rights in the Licensed Marks.

                  3.2 Upon termination of this Agreement with respect to any country in the Territory or deletion of such country from the Territory as provided herein prior to the expiration of the full term set forth in Section 9 below, Licensee will immediately cease all use of the Licensed Marks in any such country other than the sale or other disposition of Licensee's inventory of the Licensed Products, and, in such event, Licensee shall not thereafter adopt or use the Licensed Marks or any confusingly similar words or mark without Zila's prior written consent. If Licensee is

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then using marks other than the Licensed Marks, Licensee shall transfer all of
Licensee's right title and interest in and to such marks in such country to Zila; provided however, that Licensee shall not be required to transfer any right, title or interest in any mark which is also used by Licensee with products sold by Licensee other than the Licensed Products. In addition to the above obligations, upon termination of this Agreement with respect to any country in the territory wherein Licensee has registered a Licensed Mark or deletion of such country from the Territory as provided herein prior to the expiration of the full term set forth in Section 9 below, Licensee shall transfer all Licensee's right title and interest in and to such Licensed Mark in such country to Zila.

                  3.3 Upon expiration of the full term of this Agreement with respect to any country in the Territory, if this Agreement has not first been terminated with respect to such country or such country has not first been deleted from the Territory as provided herein, Licensee will thereafter, and without any further action of the parties hereto, own all right, title and interest in and to the Licensed Marks in such country, and Zila shall take all actions as are reasonably necessary or as reasonably requested by Licensee to reflect such ownership, including but not limited to the execution of an assignment thereof in form and substance acceptable to Licensee.

                  3.4 Licensee agrees that it will not use the Licensed Marks in any manner which tends to damage the goodwill associated with the Licensed Marks.

                  3.5 Licensee may use the Licensed Marks only on such Licensed Products that:

                        3.5.1 meet the specifications set forth in Schedule 1.12 as may be amended in writing by the parties from time to time;

                        3.5.2 are manufactured in accordance with "good manufacturing practices" as defined in the rules and regulations of the FDA; and

                        3.5.3 are manufactured, sold, distributed and advertised in accordance with all applicable laws and regulations (international, national, federal, state, local or otherwise), and in compliance with any regulatory agency that has jurisdiction.

                  3.6 Licensee agrees to cooperate with Zila in facilitating Zila's review of such standards of quality, to permit reasonable inspection of Licensee's operation, and to supply Zila with specimens of all uses of the Licensed Marks upon request; provided, however, that Licensee shall not be required to perform any such actions in a manner which unreasonably interferes with the conduct of Licensee's business.

         4.       Know-how and Provision of Component Materials.

                  4.1 Licensee shall not use the Know-how other than in connection with making, using and selling of Licensed Products under this Agreement.

                  4.2 At the request of either party, once every calendar quarter (or at such other interval or intervals as are mutually agreed to by the parties) during the term hereof, personnel of Zila and Licensee shall meet to discuss marketing of the Licensed Products.

                  4.3 The parties acknowledge that certain aspects of the Know-how provided by one party to the other under this Agreement may consist of confidential and proprietary information or data of the providing party which is not readily ascertainable by proper means and which derives economic value, actual or potential, from not being generally known. Each party, therefore, agrees to hold such material and information provided by the other in confidence (applying the same standard of care used in protecting the confidentiality of its own proprietary information), not to make use thereof other than for performance hereunder, and not to release or disclose such material or information to another party without prior written consent of the other party to this agreement. All items of Know-how and other confidential information provided by one party under this Agreement to the other party shall be deemed

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to be confidential and proprietary information or data, unless the receiving party can show, by written record, that the item of Know-how or other confidential information: (a) at the time of disclosure is generally known to the public or, after disclosure, becomes generally known to the public other than through fault of the receiving party; (b) is already in the receiving party's possession at the time of disclosure, and was not impermissibly acquired directly or indirectly from the disclosing party; (c) later received on a non-confidential basis from a third party having the right to impart such information; or (d) is independently developed by the receiving party.

         5.       Fees.

                  5.1 Effective as of the Effective Date and on the first day of each month thereafter until the month after the submission of the Paper NDA to the FDA, in a form approved by Licensee, such approval not to be unreasonably withheld, Licensee shall make payments to Zila in the amount of * * * * as non-refundable licensing fees for the Territory.

                  5.2 Commencing on the first day of the month after the month during which the Paper NDA is accepted for filing by the FDA, and on the first day of and each month thereafter until the Paper NDA is approved by the FDA, the Licensee shall make payments to Zila in the amount of * * * * as non-refundable licensing fees for the Territory; provided, however, that Licensee's payment obligations under Section 5.1 and 5.2 shall cease at such time as the aggregate payments thereunder equal * * * *.

                  5.3 Upon approval of the Paper NDA by the FDA, subject to
Section 9.5.2 hereof, Licensee shall pay to Zila an additional non-refundable licensing fee for the Territory in the amount of * * * *, less the amounts previously paid by the Licensee to Zila under Sections 5.1 and 5.2.

                  5.4 In addition, upon termination of the Block Option, Licensee shall pay to Zila an additional non-refundable licensing fee of * * * * for the Western European Countries, contingent upon Zila being able to re-acquire the right to grant Licensee an exclusive license in such countries, and Licensee agrees to accept such countries as part of the Territory.

                  5.5 During the initial term hereof as set forth in Section 9.1 below, Licensee shall pay to Zila royalties in U.S. dollars as follows:

                           5.5.1 * * * * of Net Sales of the Products in the
United States, Canada and the Western European Countries which are included within the Territory and * * * * of Net Sales in all other countries within the Territory; provided, however, that Licensee shall be entitled to a credit against the royalties which would otherwise be payable to Zila hereunder in an amount equal to * * * * of Net Sales until such time as the aggregate amount of such credit equals those costs incurred by Licensee to obtain FDA approval of the Licensed Products, which costs have been approved in advance by Zila (such approval not to be unreasonably withheld), not to exceed in the aggregate SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000). Prior to taking any credit provided hereunder, Licensee shall submit to Zila reasonable evidence of any costs incurred by Licensee as to which credit is claimed.

                           5.5.2 * * * * of Net Sales in any country in the
Territory where a Competitive Product is commercially available, with such lower royalties commencing thirty (30) days after Licensee has provided Zila the notice specified in Section 1.4 that such Competitive Product is first commercially available in such country and ending when such Competitive Product is no longer commercially available in such country. A Competitive Product shall be deemed to be no longer commercially available in a country within the Territory thirty (30) days after Zila has provided to Licensee by written notice credible evidence that the specific conditions identified by Licensee as demonstrating that a Competitive Product has become commercially available in such country have changed in such a manner as to no longer support the conclusion that a product remains a Competitive Product in such country as defined herein.

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* * * * Confidential Portion has been ommitted and filed separately with the
Commission.

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                           5.5.3 In no case shall the royalties paid by Licensee
to Zila in any Year in respect of any country within the Territory be less than the Minimum Royalties set forth in Schedule 5.5.3 for that year, beginning with the Commencement of Sale in such country; provided, however, that the Minimum Royalties for any country shall be reduced by * * * * for any portion of any Year during which reduced royalties are in effect under Section 5.5.2. In the event actual royalties paid by Licensee to Zila based upon Net Sales for any Year in any country are less than the Minimum Royalties required, Licensee may pay any deficiency to Zila within thirty (30) days after receipt by Licensee of written notice from Zila of the amount of any deficiency. If Licensee does not pay such deficiency within such period, Zila may delete such country from the Territory by written notice to Licensee.

         6.       Regulatory Approval.

                  6.1 The parties agree to use their commercially reasonable efforts to obtain any and all regulatory approvals required for the marketing and sale of the Licensed Products in the United States as soon as practicable hereafter.

         The following is a list of activities required for FDA approval and start of manufacture of Licensed Product as well as the party having primary responsibility for the activity and the party responsible for payment of the costs of such activity:

                                    Party Responsible     Party Responsible
Activity                                for Work              for Payment
--------                                --------              -----------
Toluidine Blue Manufacture                Zila*                  Zila*
Readiness

Product Readiness                         Zila*                  Zila*
CMC Toluidine Blue
Stability

Manufacturing Readiness                   Licensee               Licensee
Finished Product
Plant to Manufacture finished
product

Filing of NDA                             Zila*                  Licensee pay
Costs                                                            preapproved costs
Consultants and attorneys

Toxicology                                Zila*                  Licensee pay
                                                                 preapproved costs

Clinical Work                             Zila*                  Licensee pay
                                                                 preapproved costs


*Licensee will assist and become involved in activities as Zila requests and P&G agree.

Wherever it is indicated above that Licensee is responsible for payment of preapproved costs, Licensee shall pay, in addition to its own costs, any such costs incurred by Zila from the Effective Date forward, to the extent that such costs have been approved in advance by the Licensee. Zila shall submit to Licensee on a monthly basis reasonable evidence of such costs incurred by Zila and Licensee shall pay the amount of such costs to Zila within twenty (20) days of receipt thereof. In addition, Licensee agrees to reimburse Zila for the fees and costs of services requested by personnel of Licensee from Keller & Heckman in connection with the FDA approval process for the Licensed Products during the month of November upon submission by Zila to Licensee of reasonable evidence thereof.

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* * * * Confidential Portion has been ommitted and filed separately with the
Commission.
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                  6.2 Licensee shall use its commercially reasonable efforts to obtain any and all approvals required for the marketing and sale of the Licensed Products in the other countries in the Territory in the order in which the parties mutually agree that the Licensed Products should be registered as provided in Section 6.4 . Licensee shall pay all regulatory costs in such other countries in which the Licensed Products are to be registered, from the Effective Date forward, including costs related to any clinical studies undertaken in connection with obtaining such regulatory approval, and including Zila's costs related to regulatory approval from the Effective Date forward, to the extent that such costs have been approved in advance by the Licensee. Zila shall submit to Licensee on a monthly basis reasonable evidence of such costs incurred by Zila and Licensee shall pay the amount of such costs to Zila within twenty (20) days of receipt thereof.

                  6.3 In the event of any termination of this Agreement with respect to any country in the Territory or deletion of such country from the Territory prior to the expiration of the full term as set forth in Section 9 below, all right, title and interest of Licensee in and to such regulatory approvals shall be transferred to Zila upon payment by Zila to Licensee of the sum of $1.00. In such event, Licensee shall take such actions as are reasonably necessary or as reasonably requested by Zila to reflect Zila's ownership thereof.

                  6.4 Licensee and Zila shall meet quarterly after the Effective Date to discuss the appropriate regulatory approval strategy and schedule for the countries in the Territory. By no later than January 1, 1997, Licensee shall present to Zila a comprehensive regulatory approval strategy for the entire Territory, which shall include a schedule for filing of required applications for regulatory approvals in each country in the Territory. Such schedule shall be subject to Zila's approval, which shall not be unreasonably withheld. Thereafter, in the event Licensee shall have failed to make any such filing in a country in accordance with such schedule, or, having made such filing, shall not have exercised commercially reasonable efforts to secure approval in such country, Zila shall have the right to delete such country from the Territory upon thirty (30) days' notice to Licensee, unless within such thirty (30) day period Licensee shall have made such filing or shall have commenced and continued such efforts to secure approval.

         7.       Reports and Payments.

                  7.1 Within forty-five (45) days of the end of each calendar quarter during the term hereof, Licensee shall furnish Zila a report showing the number of Licensed Products sold during the calendar quarter in each country of the Territory and the calculation of Net Sales and royalties derived therefrom. Each report will be accompanied by the appropriate royalty payment.

         8.       Audit.

                  8.1 Zila shall have the right, but only during Licensee's regular business hours and upon at least ten (10) days prior written notice, to have the books, records and accounting procedures used by Licensee in the determination of Net Sales and the calculation of the royalties due thereon, reviewed by Deloitte & Touche or by another mutually acceptable Big Six Accounting Firm; provided, however, that the sole purpose of any such review shall be to verify the accuracy of the computations made by Licensee in connection therewith and in no event shall the report of such Big Six Accounting Firm disclose individual customer data. Any disputes relating to the computations made or accounting procedures used by Licensee in its determination of Net Sales or the calculation of royalties due thereon shall be resolved by a different Big Six Accounting Firm acceptable to both parties. If the final determination of such Big Six Accounting Firm with respect to the computation of Net Sales varies by more than five percent (5%) in favor of Zila from the figure originally submitted by Licensee, all costs and expenses of such Big Six Accounting Firm in connection with its review hereunder shall be borne by Licensee; otherwise, all such expenses shall be borne by Zila. Such reviews may occur not more than once in any twelve (12) month period, cover no more than the previous two (2) years, and cover only such periods which have not been previously reviewed.

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         9.       Term and Termination.

                  9.1 Unless sooner terminated in accordance with Section 9.4 below, this Agreement shall become effective upon execution and shall continue for an initial term with respect to any country in the Territory for so long as any Licensed Patent covering the Licensed Products sold by Licensee is in force in such country, or, if no such Licensed Patent is then in force with respect to any such country, the initial term of this Agreement shall expire seven (7) years from the Commencement of Sale of the Licensed Products in such country.

                  9.2 Following the expiration of the initial term of this Agreement as set forth in Section 9.1 with respect to any country in the Territory, this Agreement shall remain in full force and effect with respect to such country for an additional term of five (5) years; provided, however, that during such term, Licensee's royalties shall be reduced to * * * * of Net Sales (allocable to the Know-how and Trademark Licenses hereunder) in such country and no Minimum Royalty shall be payable with respect to such country during such additional term.

                  9.3 Upon the expiration of the additional five (5) year term set forth in Section 9.2 with respect to any country, unless this Agreement has been first terminated, Licensee shall thereafter have a fully-paid, perpetual, sole and exclusive license (even as to Zila) to use the Know-how in connection with the manufacture, sale or use of the Licensed Products in such country.

                  9.4 If either party shall at any time breach this Agreement, the other party may, at its option, terminate this Agreement by giving the breaching party thirty (30) days' written notice of its intention to do so, which notice shall specify the breach; provided, however, that if the breaching party shall remedy such breach during such thirty (30) day period, then any such notice of termination shall be null and void. In addition, either party may, at its option, terminate this Agreement without advance notice in the event of the institution of legal proceedings against the other party in bankruptcy or insolvency (if such legal proceedings remain pending for 90 days), or upon an assignment for the benefit of creditors.

                  9.5 Licensee shall have the right to terminate this Agreement as follows:

                           9.5.1 At any time prior to approval of the Paper NDA
by the FDA, Licensee may terminate this Agreement upon ninety (90) days' notice to Zila and payment of the maximum amount payable prior to such FDA approval under Sections 5.1 and 5.2 hereof.

                           9.5.2 At any time within sixty (60) days of FDA
approval of the Paper NDA, Licensee may terminate this Agreement by notice to Zila and without making any payments due thereafter other than as provided in
Section 9.5.1, if the claims permitted to be made for the Licensed Products in accordance with such FDA approval are insufficient to provide Licensee with reasonable assurance that it can successfully market the Licensed Products.

                           9.5.3 In addition to termination as otherwise
expressly provided in this Section 9, at any time after sixty (60) days from FDA approval of the Paper NDA, Licensee may terminate this Agreement in any country upon ninety (90) days' notice to Zila, but only by paying to Zila an amount equal to one time the Minimum Royalties per Year then payable with respect to such country.

                  9.6 After the Commencement of Sale in any country, Zila may terminate this Agreement in such country upon ninety (90) days' notice to Licensee if Licensee is not then marketing or selling in such country a Licensed Product covered by a Licensed Patent then in effect in such country, unless within such ninety (90) day period Licensee commences or renews such marketing or sale.

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* * * * Confidential Portion has been ommitted and filed separately with the
Commission.

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         10.      Patents.

                  10.1 When applicable, Licensee shall mark all Licensed Products with appropriate reference to the Licensed Patents.

                  10.2 Zila covenants to diligently prosecute the pending patent applications with respect to the Licensed Patents in the countries within the Territory and those which may be added to the Territory and to properly maintain those patents which issue.

                  10.3 Zila shall provide Licensee with copies of every notice received by Zila which is related to renewals, maintenance and applications of the Licensed Patents within twenty (20) days of Zila's receipt thereof, as well as copies of Zila's responses to such notices.

                  10.4 In the event that either party shall learn of an infringement of any Licensed Patents or Licensed Marks in the Territory, that party shall call the other party's attention thereto in writing and shall provide such other party with reasonable evidence of such infringement. Both parties shall use their commercially reasonable efforts in cooperation with each other to terminate such infringement without litigation. If the efforts of the parties are not successful in abating the infringement within thirty (30) days after the infringer has been formally notified of the infringement, Zila shall have the right to:

                           10.4.1 Commence suit on Zila's own account for
infringement of rights owned by Zila, subject to Licensee's right to fully participate in such suit in order to protect its rights as granted herein;

                           10.4.2 Join with Licensee in such suit if Licensee
brings suit pursuant to Section 10.5 below or;

                           10.4.3 Refuse to participate in such suit; and Zila
shall give notice in writing of its election to Licensee within thirty (30) days after said thirty (30) day period.

                  10.5 Licensee may bring suit for infringement on its own account, with the right to name Zila as nominal party plaintiff for violation of rights owned by Zila, if Zila elects not to commence or join in any suit other than as nominal party plaintiff.

                  10.6 Such legal action as is decided upon shall be at the expense of the party bringing suit, and all recoveries recovered thereby shall belong to such party; provided, however, that legal action brought jointly by Zila and Licensee and fully participated in by both shall be at the joint expense of the parties, and all recoveries up to the amount of such expense, shall be shared jointly by them in proportion to the share of expense paid by each party, and in the event such recoveries include damages or royalties in excess of expenses, the amount in excess of expenses shall be shared by the parties on a proportional basis as to their actual losses (for Licensee, lost gross profit; for Zila lost royalties).

                  10.7 Each party agrees to cooperate, in all reasonable respects as requested by the other party in litigation proceedings instituted hereunder and, upon request of the party bringing suit, the other party shall make available to the party bringing suit all relevant records, papers, information, samples, specimens, and the like which may be relevant and in its possession. The party bringing suit shall have the right to control such litigation.

                  10.8 If infringement of the Licensed Patents covering the product sold by Licensee continues in any country following the conclusion of litigation proceedings, instituted hereunder, or the Licensed Patents covering the product sold by Licensee are found to be invalid in such country, or if no litigation is initiated hereunder and such infringement continues in such country for more than ninety (90) days after the infringer has been formally notified of the infringement, the royalty for the remainder of the term in such country shall be reduced to * * * * unless otherwise agreed by Zila and Licensee.

         11.      Warranties and Representations of Zila.

         Zila represents and warrants as of the date of this Agreement as follows:

                  11.1 Zila, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Zila Pharmaceuticals, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of Nevada and each such corporation has the corporate power to own or lease its properties and assets and to carry on its business as now conducted. Zila is duly qualified, admitted or otherwise authorized to transact business and in good standing as a foreign corporation in all jurisdictions in which the conduct or nature of Zila's business or the ownership or leasing of its properties or assets requires it to be so qualified, admitted or otherwise authorized.

                  11.2 Zila has full right, power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Zila has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate action on the part of Zila is necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by a duly authorized officer of Zila and constitutes the valid and binding obligation of Zila enforceable in accordance with its terms, except that the availability of the remedy of specific performance may be limited by general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of the terms or conditions of, or constitute a default under, or an event which with notice or lapse of time or both would become a default, or violate, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate or Articles of Incorporation or By-Laws of Zila, (iii) any Contract, license, agreement, lease, mortgage or other instrument or undertaking, to which Zila is subject or a party or by which any or their property or assets is or may be bound or affected, and (iv) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body. Nor shall the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby result in the imposition of any Lien on any property or assets of Zila or the cancellation, discontinuance or alteration of any Contract, license, permit, agreement or commitment or of any business of Zila.

                  11.3 Except as described on Schedule 11.3, Zila: (i) is the owner of, with all right, title and interest in and to, the Assets and has the right to the use thereof; (ii) is not infringing any of the rights of third parties concerning any of the Assets, nor are there any facts of which Zila is aware on which any valid claim of such infringement can be based; and (iii) is not a party to any agreement or license with any other party pursuant to which Zila has the right to use the Assets with the exception of the Contracts listed on Schedule 11.3.

                  11.4 There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Zila nor shall any such person or entity be entitled to any fee or commission from Licensee or any of its Affiliates upon the consummation of the transactions contemplated hereby. Zila agrees to indemnify Licensee and hold Licensee harmless from all liabilities, costs and expenses incurred by Licensee as a result of any claim by any such person becoming entitled to any such fee or commission with respect to the transactions contemplated hereby. Zila further agrees to indemnify Licensee against any claim for payment by any party other than Zila claiming ownership or license rights under Licensed Products.

--------------------------------------------------------------------------------
* * * * Confidential Portion has been ommitted and filed separately with the Commission.

                  11.5 There is nothing in the Know-how or Zila's books and records and nothing else to the knowledge of Zila, which suggests or concludes that the Licensed Products are unsafe and/or ineffective for their intended use.

                  11.6 The representations and warranties made by Zila in this Agreement and Schedules 1.8, 1.10, 1.11 and 1.12 attached hereto are (i) true, correct and complete in all respects and (ii) do not contain any statement which is false or misleading with respect to any material fact. Zila has not failed to disclose to Licensee any materially adverse information relating to the Assets which is in Zila's possession or control.

                  11.7 Zila is the owner of or is licensed under the Licensed Patents, with full power and authority to license or sub-license the Licensed Patents to Licensee as provided hereunder, without the consent or approval of any third party. If Zila's ability to license the Licensed Patents to Licensee on the terms provided herein is lost or impaired, Zila agrees to reimburse Licensee for all of its unrecovered expenses incurred up to that time related to the Licensed Products.

         12.      Representations and Warranties of Licensee.

         Licensee hereby represents and warrants as follows:

                  12.1 Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  12.2 Licensee has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by a duly authorized officer of Licensee and constitutes the valid and binding obligation of Licensee, enforceable in accordance with its terms, except that enforceability may be limited by general principles of equity and the exercise of judicial discretion in particular cases. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, or an event which with notice or lapse of time or both would become a default or violate, or require, as the case may be, (i) any provision of any law, regulation or ordinance, (ii) the Certificate or Articles of Incorporation or By-laws of Licensee, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which Licensee is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body or (v) any action of or by, or filing with, any governmental body, agency or official.

                  12.3 The representations and warranties made by Licensee in this Agreement are true, correct and complete in all material respects and do not contain any statement which is false or misleading with respect to any material fact.

         13.      Indemnification.

                  13.1 Zila shall indemnify and hold harmless Licensee and its respective affiliates, directors, officers, employees and agents from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) (any or all of the foregoing herein referred to as "Loss") insofar as a Loss or actions in respect thereof occurs after the date of this Agreement and arises out of or is based upon any misrepresentation or breach of any of the warranties, covenants or agreements made by Zila in this Agreement.

                  13.2 Licensee shall indemnify and hold harmless Zila and its respective affiliates, directors, officers, employees and agents from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the date of this Agreement and arises out of or is based upon (i) any misrepresentation or breach of any of the warranties, covenants or agreements made by Licensee in this Agreement, or (ii) any action or omission by Licensee in connection with the manufacture, use or sale of the Licensed Products in the Territory or the purchase or use by third parties in the Territory after the date of this Agreement of any of the Licensed Products sold by the Licensee.

                  13.3 No claim for indemnification thereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the "Indemnitee") to the persons against whom indemnification may be sought (the "Indemnitor") as soon as reasonably practicable after such Indemnitee becomes aware of such claim, provided that the failure to notify the Indemnitor shall not relieve it from any liability which it may have to the Indemnitee otherwise than under this Section 13. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss and relevant details thereof. The Indemnitor shall notify Indemnitee no later than sixty (60) days from such notice of its intention to assume the defense of any such claim. In the event the Indemnitor fails to give such notice within that time the Indemnitor shall no longer be entitled to assume such defense.

                  13.4 The Indemnitor shall have the right to settle and defend, through counsel satisfactory to the Indemnitee at its expense, any action which may be brought in connection with all indemnifiable matters (a "Third Party Action"). In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such action, provided that this Indemnitee shall have the right fully to participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitor shall have the right to settle or compromise any claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof provide for the unconditional release of the Indemnitee and require the payment of monetary damages only. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor's expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitor shall fail to promptly defend, the Indemnitor shall not thereafter question the liability of the Indemnitor hereunder to the Indemnitee for any Loss (including counsel fees and other expenses of defense).

         14.      Notices.

                  14.1 Any notice or report provided for in this Agreement shall be deemed sufficiently given when sent by certified or registered mail, postage prepaid, or by facsimile transmission if it is for Zila to:

                           Zila Inc.
                           5227 North 7th Street
                           Phoenix, Arizona  85014 USA
                           Attn:  Joseph Hines, President
                           FAX No.: (602) 234-2264

and if it is for Licensee, to:

                           The Procter & Gamble Company
                           One Procter & Gamble Plaza
                           Cincinnati, Ohio 45201
                           Attn:    General Manager Procter & Gamble
                                    Oral Care Products
                           FAX No: _______________

The parties may, from time to time, specify in writing other addresses for this purpose. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or facsimile thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery, the actual day of personal delivery thereof, or, in the case of facsimile delivery, when such facsimile is confirmed as transmitted or has been actually received, except that a change of address shall not be effective until actually received.

         15.      Integration.

                  15.1 This Agreement supersedes all pre-existing agreements and negotiations between the parties respecting their subject matter and shall not be varied, amended or supplemented except by a writing of subsequent or even date executed by the authorized representatives of the parties.

         16.      Successors and Assigns.

                  16.1 This Agreement and the rights and obligations arising here from are binding upon the successors or permitted assigns of the parties hereto.

                  16.2 Licensee (including its Affiliates) may not assign this Agreement in whole or in part by operation of law or otherwise to a third party without the prior written consent of Zila which consent shall not be unreasonably withheld. Any attempted assignment in derogation of this provision shall be null and void.

         17.      Authorized Representatives.

                  17.1 The individuals signing this Agreement represent and warrant that they are authorized to execute this Agreement by and on behalf of their respective corporations and to bind such corporations to the terms and conditions hereof.

         18.      Governing Law.

                  18.1 This agreement is made under and shall be governed by and construed in accordance with the internal laws of the State of Arizona, without reference to conflict of law principles.

         19.      Dispute Resolution.

                  19.1 All disputes relating to or arising out of this Agreement or its subject matter shall be resolved by the parties as set forth in this
Section 19.

                  19.2 Notice of demand for a meeting of the parties to discuss and settle a dispute(s) ("Notice of Meeting") may be given by either Zila or Licensee. Such notice shall be in writing, and shall set a date no more than ten
(10) business days from the date of the Notice of Meeting on which the parties shall meet during normal business hours at Zila's offices in Phoenix, Arizona. If within five (5) days after the date of the meeting the parties have not resolved their dispute(s) then the parties shall proceed as provided below. Notwithstanding anything in this Section 19 to the contrary, Licensee and Zila shall have the ability to seek equitable and injunctive remedies in any state or federal court in Phoenix, Arizona.

                  19.3 Any Dispute not resolved pursuant to 19.2 shall be resolved by means of an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association before an arbitrator selected in accordance with such rules.

                  19.4 Notice of a demand for resolution of a dispute hereunder (a "Notice of Dispute") given by either party shall be in writing specifying the issue or issues in dispute.

                  19.5 The arbitration proceeding shall be held at a neutral location within the United States selected by the arbitrator and shall commence no later than forty (40) days after the Notice of Dispute is given.

                  19.6 The fees payable to the arbitrator shall be the usual hourly rate of such arbitrator for consulting or dispute resolution services. All fees and expenses associated with the arbitration proceeding incurred by the parties, including the arbitrator fees, attorneys' fees and disbursements, shall be paid by the party against whom the decision is rendered.

         20.      Miscellaneous.

                  20.1 The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

                  20.2 This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

                  20.3 If any section, subsection or provision of this Agreement, or the application of such section, subsection or provision, is held illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties that in lieu of any such illegal, invalid or unenforceable clause or provision, there be added to this Agreement by the Court or other party making such determination a clause or provision as similar in terms and substance to such clause or provision as may be legal, valid and enforceable.

                  20.4 The Exhibits and Schedules are part of this Agreement as if set forth fully herein.

                  20.5 Subject to the terms and conditions of this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

                  20.6 Except as required by applicable law or judicial order, neither Zila nor Licensee, nor any of their respective representatives, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representative as of the date first written above.

ZILA, INC.                             THE PROCTER & GAMBLE COMPANY

By:/s/ Joseph Hines                    By:  /s/ Thomas A. Moore
   --------------------------             ---------------------------
   Joseph Hines                           Thomas A. Moore
Name - typed or printed                Name - typed or printed

  President                            Group Vice President
-----------------------------          ------------------------------
Title                                  Title

ZILA PHARMACEUTICALS, INC.

By:/s/ Joseph Hines
   --------------------------
   Joseph Hines
Name - typed or printed

 President
-----------------------------
Title

Schedule 1.8

                                Licensed Know-how

All technical information (including trade secrets, unpatented inventions, research and/or development data), clinical /regulatory information and data, business information (including sources of supply, manufacturing costs) and marketing information (including customer lists, trade and professional contacts, sales pricing, advertising and promotional materials) that Zila has developed or acquired and that relate to the Territory and the Licensed Products.

Schedule 1.10

                                 Licensed Marks

There are presently no trade marks registered for the Licensed Products with the exception of "Orascreen" in Austria. Zila has pending applications for the Licensed Products to register the following trademarks:

Trademark            Country                  Application Serial Number
---------            -------                  -------------------------
Blu scan             United States                    74/635,844

Orascreen            Australia                        657,157
                     Austria                          AM1959/95
                     Canada                           790,533
                     France                           95576451
                     Germany                          395148197
                     Ireland                          94/3245
                     Italy                            Rm95C/002007
                     Japan                            45607/95
                     Spain                            1964376
                     Switzerland                      7080/1995.2
                     United Kingdom                   2017179
                     United States                    74/635,840

Oratest              United States                    74/635,841

Tol Scan             United States                    74/635,842

Tol Blu              United States                    74/635,843

Schedule 1.11

                               Licensed Patents

1. U.S. Patent No. 4,321,251 issued March 23, 1982, entitled "Detection of Malignant Lesions of the Oral Cavity Utilizing Toluidine Blue Rinse."

2. Canadian Patent No. 1,180,648 issued January 8, 1985, entitled "Toluidine Blue Rinse for the Detection of Squamous Cell Carcinoma of the Oral Cavity."

3. United States Patent No. 5,372,801 issued December 13, 1994, entitled "Biological Stain Composition, Method of Preparation and Method of Use" and the following corresponding patent applications):

Country                                                     Application Serial Number
-------                                                     -------------------------
PCT                                                                 PCT/US92/0872
Australia Patent Office                                             27,788/92
European Patent Office                                              92921881.6

         (Designated Countries)
                  Austria           Belgium
                  Denmark           Germany
                  Greece            Ireland
                  France            Italy
                  Luxembourg        Monaco
                  Netherlands       Portugal
                  Spain             Switzerland
                  Sweden            United Kingdom
Canada                                                              2097695
India                                                               977/DEL/94
Japan                                                               508430/93
Korea                                                               701988/93


4. The following patent applications entitled "Method and Kit for Epithelial Cancer Screening":

Country                                                       Application Serial Number
-------                                                       -------------------------
PCT                                                                   PCT/US93/00352
Australia Patent Office                                               34,740/93
European Patent Office                                                9393503.6

         (Designated Countries)
                  Austria                   Belgium
                  Denmark                   Germany
                  Greece                    Ireland
                  France                    Italy
                  Luxembourg                Monaco
                  Netherlands               Portugal
                  Spain                     Switzerland
Sweden            United Kingdom
Canada

Japan                                                                 516458/94
Korea
United States                                                         07/978,670

                                  Schedule 1.18

                                    Territory

                                     * * * *




--------------------------------------------------------------------------------
* * * * Confidential Portion has been ommitted and filed separately with the Commission.

Schedule 5.5.3               Minimum Royalties

=================================================================
        Year           United States
-----------------------------------------------------------------
1                      $ * * * *
-----------------------------------------------------------------
2                      $ * * * *
-----------------------------------------------------------------
3 and thereafter       $ * * * *
=================================================================


         Minimum royalties for all countries in the Territory will be based upon the following formula:

         Estimated Market Potential x Minimum Royalty Percentage x Applicable
           Royalty Rate.

         "Estimated Market Potential" is to be calculated as follows:

         Population of the country x % of population with access to health care x % who smoke x % over age forty x % who visit their dentist at least once a year x gross selling price per unit. The statistics required for the calculation of Estimated Market Potential in countries in the territory other than the U.S. will be provided by Licensee based upon a good faith review of the best available sources. Such figures will be subject to Zila's approval, which shall not be unreasonably withheld.

Minimum Royalty would be based upon * * * *, * * * *, and * * * * of the estimated market potential in the U.S. for the first, second and third and subsequent years after introduction, respectively, and * * * *, * * * * and * *
* * of the estimated market potential for such years in other areas within the Territory.

The "Applicable Royalty Rate" would be either * * * * or * * * * for each country in the Territory, as specified in Section 5.5.1.

                                Estimated Market Potential Calculation For The U.S.
================================================================================================================================
Country  Total   % Pop       Tot. Pop.  % of     Tot. Pop.  % of     Tot. Pop. Pop. Visit      Mkt. Pot.   Cost Per    Market
         Pop.    w/Access    w/Access   Pop.     Smokers    Pop.     Smokers   Dentist/Health  Pop.        O.S. Exam   Pot.
         MM      to Health   MM         Smokers             Smokers  Over 40   Ser.            MM                      $MM
                 Care                                       Over 40

--------------------------------------------------------------------------------------------------------------------------------
U.S.     258      98%        252.8      20%     60.57     40.5%     20.48         60%          12.29       $17.00      $208.90
================================================================================================================================

--------------------------------------------------------------------------------
* * * * Confidential Portion has been ommitted and filed separately with the Commission.

                                       Mimimum Royalty Calculation For U.S.
=============================================================================================================================
       Country               Year                Est. Mkt.           Min. Royalty           Applicable              Minimum
                                                 Potential              Percent            Royalty Rate             Royalty
                                                    $MM                                                               $MM
-----------------------------------------------------------------------------------------------------------------------------
        U.S.                   1                 $208.896              * * * *               * * * *                $* * * *
        U.S.                   2                 $208.896              * * * *               * * * *                $* * * *
        U.S.                   3                 $206.896              * * * *               * * * *                $* * * *
=============================================================================================================================

--------------------------------------------------------------------------------
* * * * Confidential Portion has been ommitted and filed separately with the Commission.

Schedule 11.3

                          Asset Licenses and Agreements

1. Zila has the right to use U.S. Patent No. 5,372,801 (and corresponding foreign patents) under an exclusive sublicense from CTM Associates, Inc. ("CTM"), as set forth in the First Amendment to Assignment and Royalty Agreement between Zila and CTM dated as of October 31, 1992 (the "First Amendment"). CTM has the exclusive license to use the foregoing patents under a License Agreement between CTM and National Technical Information Service, dated September 30, 1992.

2. Zila obtained its rights to the Assets pursuant to and subject to the terms of the Assignment and Royalty Agreement dated December 31, 1991, between Zila and CTM, as amended by the First Amendment and the Second Amendment to Assignment and Royalty Agreement dated July 1, 1994.